Exhibit 10.1


                             STOCK OPTION AGREEMENT

         This Stock Option Agreement (the "Agreement") is made and entered into as of this 24th day of February 2001, by and between FNH CORPORATION, a Pennsylvania corporation ("Issuer"),

                                       and

         PROMISTAR   FINANCIAL   CORPORATION,    a   Pennsylvania    corporation
("Grantee"), and is the Option Agreement referred to in the Merger Agreement referred to herein.

         WHEREAS, Grantee and Issuer contemplate entering into an Agreement and Plan of Reorganization of even date herewith (the "Merger Agreement") providing for the Merger of Issuer into Grantee, with Grantee as the surviving corporation (the "Merger"); and

         WHEREAS, in order to induce Grantee to enter into the Merger Agreement and to provide reasonable assurances that the transactions contemplated by the Merger Agreement will be consummated, Issuer desires to grant Grantee an option to purchase up to 38,749 authorized but unissued shares of Issuer Common Stock, $1.00 par value ("Issuer Common Stock"), upon the terms and subject to the conditions set forth below.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, Issuer and Grantee agree as follows:

         1.       Grant.  Subject to the terms and conditions  set forth herein,
                  -----
Issuer hereby grants to Grantee an exclusive and irrevocable option (the "Option") to purchase from Issuer up to 38,749 authorized but unissued shares of Issuer Common Stock (the "Option Shares") at a price of $210.00 per Option Share (the "Exercise Price"); provided that in no event shall the number of shares for which this Option is exercisable exceed the lesser of (i) 19.99% of the issued and outstanding shares of Common Stock and (ii) such number of shares of Common Stock that will avoid application of the provisions of Subchapter E of Chapter 25 of the BCL. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth. Grantee and any person to whom it may assign its rights hereunder is referred to as a "Holder."

         2.       Exercise.
                  --------

                  (a) The Option may be exercised by any Holder, in whole or in part, at any time or from time to time, on or after the date hereof and within six months following the occurrence of any of the Exercise Events described in Subsection 2 (b). The Option will terminate and be of no further force or effect
(i) at the Effective Time or (ii) upon termination of the Merger Agreement in accordance with the provisions thereof. Any such exercise will be subject to compliance with applicable law, including receipt of all required regulatory

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approvals.  Issuer  will not take any  action  which  would  have the  effect of preventing or disabling Issuer from delivering the Option Shares or otherwise performing its obligations under this Agreement.

                  (b) Any of the following events occurring between the date hereof and the Effective Time will be an "Exercise Event" for the purposes of this Agreement:

                           (i)      any corporation (other than  Grantee  or any
Grantee Subsidiary), partnership, individual, trust, unincorporated association, other entity or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) (collectively "Persons") shall have (A) announced the commencement of a tender offer or exchange offer for at least twenty percent (20%) of the then outstanding shares of Issuer Common Stock or
(B) acquired direct or indirect "beneficial ownership" (as defined under the Exchange Act) of twenty percent (20%) or more of the then outstanding shares of Issuer Common Stock;

                           (ii)     Issuer  shall have (A)  intentionally  acted
or failed to act so as to have caused the conditions specified in Section 5.01 of the Merger Agreement to be met, whether or not the Merger Agreement shall have been terminated, or (B) breached or violated Section 4.04(f) of the Merger Agreement;

                           (iii)     any Person  shall,  with  respect to Issuer
Common Stock, solicit proxies or written consents or become a "participant" in any "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the Merger;

                           (iv)      Issuer or any of its  subsidiaries, without
having received the Grantee's prior written consent, shall have entered into an agreement with, or the Board of Directors of Issuer shall have recommended that the shareholders of Issuer approve or accept a transaction with, any Person (x) to merge or consolidate, or enter into any similar transaction, except as contemplated by the Merger Agreement, (y) to purchase, lease or otherwise acquire all or substantially all of the assets of Issuer or any of its subsidiaries, or (z) to purchase or otherwise acquire including by way of merger, consolidation, share exchange or any similar transaction, securities representing twenty percent (20%) or more of the voting power of Issuer or any of its subsidiaries (other than pursuant to this Agreement); or

                           (v)      the Board of Directors of Issuer shall  have
withdrawn or modified (or publicly announced its intention to withdraw or modify) in any manner adverse in any respect to Grantee, its recommendation that the shareholders of Issuer approve the transaction contemplated by the Merger Agreement.

                  (c) To exercise the Option, the Holder will send a written notice to Issuer specifying the number of Option Shares Holder will purchase and the place and date for closing the purchase. The date so specified is referred to herein as the "Closing Date." The Closing Date shall be not later than ten business days from the date such notice is mailed, but not earlier than the expiration or termination of any applicable waiting period under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). If the Closing Date is to occur sooner than two business days from the date such notice is mailed, telegraphic or telephonic notice will also be given at the time such written notice is given.


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                  (d)       Upon  any exercise  of  the  Option  hereunder,  the
Merger Agreement will terminate, as provided in Section 2.07(g) of the Merger Agreement, without any further action of the parties and the Plan of Merger will be deemed to be abandoned. Exercise of the Option will not constitute a breach of the Merger Agreement or a failure by Grantee to perform its obligations under the Merger Agreement.

         3.  Payment  and  Delivery  of  Certificate(s).  At the  closing of any
             ------------------------------------------
purchase of any of the Option Shares hereunder, (a) Holder will pay to Issuer the aggregate price for the Option Shares so purchased by certified or cashier's check or wire transfer of immediately available funds and (b) Issuer will deliver to Holder a duly issued certificate (or certificates in the denominations designated by Holder in its notice of exercise) representing the number of Option Shares purchased. The obligation of Issuer to deliver the Option Shares at such closing will be subject only to the condition that no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction will be in effect which would prohibit such sale and delivery.

         4.  Notification of Record Date.  Issuer will give Grantee at least ten
             ---------------------------
business days' prior written notice before setting the record date for determining the holders of record of Issuer Common Stock entitled to notice of, or to vote on, any matter, to receive any dividend or distribution, or to participate in any rights offering or other matters, or to receive any other benefit or right, with respect to Issuer Common Stock.

         5. Postponement of Meeting. If the Holder elects to exercise the Option
            -----------------------
granted hereunder after the record date set by Issuer for any shareholders' meeting called to approve the Merger, or called for any other purpose, then, subject to applicable law and Issuer's certificate of incorporation and bylaws, Issuer will, upon request by Holder, promptly postpone the meeting to a later date and set a later record date for such later meeting; provided, however, that the record date for such later meeting will be a date that is not less than ten nor more than thirty business days after the postponement of the originally scheduled shareholders' meeting.

         6.  Representations and Warranties of Issuer.  Issuer hereby represents
             ----------------------------------------
 and warrants to Grantee as follows:

                  (a) Due Authorization. This Agreement has been duly authorized by all necessary corporate action on the part of Issuer, has been duly executed by a duly authorized officer of Issuer and is valid, binding and enforceable against Issuer in accordance with its terms.

                  (b) Option Shares. Issuer has taken all necessary corporate action to authorize and reserve for issuance, upon exercise of the Option, the Option Shares, and at all times from the date hereof through the date of the exercise in full or the termination of the Option, Issuer will have reserved for issuance upon exercise of the 38,749 shares of Issuer Common Stock. The Option Shares, upon purchase by Holder, will be fully and validly issued, fully paid and nonassessable, and delivered free and clear of all claims, liens, encumbrances and security interests, including any preemptive or similar rights.

         7. Representations and Warranties of Grantee. Grantee hereby represents
            -----------------------------------------
and warrants to Issuer as follows:


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                  (a)  Due   Authorization.   This  Agreement   has   been  duly
authorized by all necessary corporate action on the part of Grantee and has been duly executed by a duly authorized officer of Grantee, and is valid, binding and enforceable against Grantee in accordance with its terms.

                  (b) Investment Intent. Any Option Shares acquired upon exercise of the Option will not be taken by Holder with a view to the public distribution thereof, and will not be transferred, except in a transaction registered or exempt from registration under the Securities Act of 1933 (the "Securities Act").

         8.  Anti-dilution  Provisions.  In  the  event  of  any  change  in the
             -------------------------
outstanding Issuer Common Stock by reason of stock dividends, stock splits, split-ups, mergers, recapitalizations, combinations, conversions, exchanges of shares or otherwise, the number and kinds of shares or securities subject to the Option and the purchase price per Option Share will be appropriately adjusted so as to fairly and equitably preserve, as far as practicable, the original Option rights granted hereby so that Holder will be entitled to purchase the number of shares of Issuer Common Stock that will be equal to 19.99% of the then outstanding shares of Issuer Common Stock (after giving effect to such exercise and assuming all options and rights to purchase or convert into shares of Issuer Common Stock will have been exercised and taking into account shares of Issuer Common Stock held by Grantee or its subsidiaries on the date hereof) for an aggregate purchase price of $8,137,290; provided that in no event shall the number of shares for which this Option is exercisable exceed the lesser of (i) 19.99% of the issued and outstanding shares of Common Stock and (ii) such number of shares of Common Stock that will avoid application of the provisions of Subchapter E of Chapter 25 of the BCL. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

         9.       Transfer of Option to Issuer.   If after the  date  hereof and
                  ----------------------------
before the Effective Time,

                  (a)    one of the Exercise Events specified in Subsection 2(b)
(ii) will have occurred; or

                  (b) Issuer's shareholders have failed to approve the Merger by the earlier of (i) the conclusion of such meeting of Issuer shareholders as is called for the purpose of approving the Merger and (ii) December 31, 2001 and there shall have occurred and be continuing any of the Exercise Events specified in Subsection 2(b)(i), (iii) or (iv);

then Holder will have the right (whether or not the Option will have previously terminated) to notify Issuer of its election to transfer the Option to Issuer together with any shares of Issuer Common Stock purchased by Holder pursuant hereto, and within two business days after the giving by Holder of such notice, Issuer will pay to Holder the sum of (x) the Exercise Price paid by Holder for any shares of Issuer Common Stock acquired pursuant to the Option; (y) the difference between the "Market/Offer Price" for shares of Issuer Common Stock (defined as the higher of the highest price per share at which a tender or exchange offer has been made or the highest sale price for shares of Issuer Common Stock on the principal trading market on which shares are traded, as reported by a recognized source, or if there is no trading market for Issuer


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Common  Stock,  the  highest  sale  price for shares of Issuer  Common  Stock as determined by an independent valuation, during the 365-day period preceding the notice of the required purchase under this Section (10) and the Exercise Price paid by Holder for any shares of Issuer Common Stock purchased pursuant to the exercise of the Option, multiplied by the number of shares so purchased, but only if the Market/Offer Price is greater than such Exercise Price; and (z) the difference between the Market/Offer Price and the Exercise Price of the Option, multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised, but only if the Market/Offer Price is greater than such exercise price, payable in immediately available funds, at which time the Option will terminate.

         10.      Right of First Refusal.
                  ----------------------

                  (a) At least five business days before making any sale or other disposition of Option Shares, Holder will give Issuer a notice (the "Disposition Notice") advising Issuer of the number and type of Option Shares proposed to be disposed of and the proposed purchase price therefor, and, if Holder then intends to tender such Shares into a tender or exchange offer by a Person other than Holder or any subsidiary or affiliate of Holder, advising
Issuer of such specific offer to purchase such Shares, the price to be paid thereunder and the identity of the offeror. For purposes hereof, a tender or exchange offer to purchase Issuer Common Stock will be deemed to be an offer at the price specified therein, without regard to any provisions thereof with respect to proration or conditions to the offeror's obligation to purchase. Issuer will have the right, exercisable by written notice given by Issuer to Holder within five business days after receipt of the Disposition Notice, but in no event later than 24 hours before the earlier of the proration date or the date on which withdrawal rights expire for any such offer, to purchase (or to cause its designee or designees to purchase) all, but not less than all, of the Option Shares specified in such Disposition Notice for cash at the price set forth therein. If the purchase price specified in the Disposition Notice includes any property other than cash, such purchase price will be deemed to be the amount of any cash included in the purchase price plus the value (as determined by a nationally recognized investment banking firm mutually selected by the parties whose fees will be borne equally by Issuer and Holder) of such other property included in such price; provided that the time during which Issuer must exercise its right of first refusal and consummate the purchase of the Issuer Common Stock will not be affected by the time required to make such determination.

                  (b) If Issuer exercises its right of first refusal hereunder, the closing of the purchase of the Option Shares with respect to which such right has been exercised will take place within two business days after Issuer gives notice of such exercise, but no later than 6 hours before the earlier of the proration date or the date on which withdrawal rights expire for any such offer. Delivery of payment and certificates at such closing will be substantially as set forth in Section 3 above; provided, however, that if the determination of value of any noncash consideration has not yet been made, as to that portion of the purchase price Issuer will pay an amount equal to such value as estimated by the investment banking firm at closing, with an adjusting payment to be made by the appropriate party when the final determination has been made. If Issuer does not exercise its right of first refusal hereunder within the time specified and pay to Holder the amount due for the Option "shares subject to such right of first refusal, Holder will at all times thereafter be free to sell the Option Share specified in such Disposition Notice


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to the offeror,  if any,  identified therein or to any other party, at the price specified therein or at any price in excess thereof.

         11.  Specific  Performance.  Issuer and  Grantee  acknowledge  that the
              ---------------------
Option granted to Grantee herein, the right of first refusal granted to Issuer in Section 11 hereof and the Option Shares covered hereby, are unique and that neither party hereto will have an adequate remedy at law if the other breaches any covenant contained herein or fails to perform any of its obligations hereunder. Accordingly, each party agrees that the other will have the right, in addition to any other rights which it may have, to specific performance and equitable and injunctive relief if the other party will fail or threaten to fail to perform any of its obligations under this Agreement.

         12.  Miscellaneous.
              -------------

                  (a) Assignability. Grantee's rights hereunder may be assigned to any subsidiary or affiliate of Grantee. Issuer may not assign its rights hereunder without the prior written consent of Grantee, and any purported assignment without such prior written consent will be null and void.

                  (b) Third Parties. Nothing expressed or implied in this Agreement is intended or will be construed to confer upon or give to any third party any rights or remedies by virtue of this Agreement or any exercise or non-exercise of the Option granted hereby.

                  (c) Entire Agreement; Amendments. Except as otherwise expressly provided herein, this Agreement contains the entire agreement of the parties hereto with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                  (d) Notices. Except as otherwise expressly provided herein, all notices, requests, claims, demands and other communications hereunder will be in writing and will be furnished by hand delivery, by telegram or telex, or by mail (registered or certified, postage prepaid, return receipt requested) to the parties at the addresses set forth below. Any such notice (except a notice pursuant to Section 10 hereof) will be deemed duly given upon the date it is actually received by the party to whom notice is intended to be given or is actually delivered at his address as shown below:

                           If to Issuer:

                           James R. Lauffer
                           Chairman, President and Chief Executive Officer FNH Corporation
                           98 Wendel Road
                           Irwin, PA  15642



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

                           with a copy to:

                           Richard D. Rose, Esq.
                           Buchanan Ingersoll, P.C.
                           301 Grant Street
                           Pittsburgh, PA  15219

                           If to Grantee:

                           John H. Anderson
                           Chairman and Chief Executive Officer
                           Promistar Financial Corporation
                           551 Main Street
                           Johnstown, PA  15901

                           with a copy to:

                           Kristen Larkin Stewart, Esq.
                           Kirkpatrick & Lockhart, LLP
                           Henry W. Oliver Building
                           535 Smithfield Street
                           Pittsburgh, PA  15222

The addresses set forth above may be changed by any party upon furnishing to the other party a notice of change of address in accordance with the terms of this paragraph.

                  (e) Governing Law. This Agreement will be governed by and construed in accordance with the substantive law of the Commonwealth of Pennsylvania applicable to contracts made and to be performed in such state.

                  (f) Counterparts. This Agreement may be executed in several counterparts, each of which will be an original, but all of which together will constitute one and the same agreement.

                  (g)      Effect  of  Headings.    The  section  and  paragraph
headings herein are for convenience only and will not affect the construction hereof.

                  (h) Time of the Essence. The parties agree that time will be of the essence in the performance of obligations hereunder.

                  (i) Severability. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained herein will remain in full force and effect, and will in no way be effected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option will not permit Holder to acquire or Issuer to repurchase pursuant to Section 10 the full number of shares of Issuer Common Stock provided in Section 8 hereof (as adjusted pursuant to


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

Section 8 hereof), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible, without amendment or modification hereof.

                  (j) Definitions. Capitalized Terms used but not defined herein will have the meanings ascribed to them in the Merger Agreement.
























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         IN WITNESS WHEREOF, Grantee and Issuer have caused this Agreement to be duly executed on the day and year first above written.



ATTEST                                      FNH Corporation


By   /s/ V. David Lavella                   By   /s/ James R. Lauffer
  ---------------------------------           -------------------------------
     V. David LaVella                            James R. Lauffer
     Secretary                                   Chairman, President and
                                                 Chief Executive Officer
(Corporate Seal)


                                            Promistar Financial Corporation


By   /s/ Jeffrey S. Hunt                    By   /s/ John H. Anderson
  ---------------------------------           -------------------------------
     Jeffrey S. Hunt                             John H. Anderson
     Secretary                                   Chairman and
                                                 Chief Executive Officer

(Corporate Seal)






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